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                                                                     Exhibit 3.6


                                     BY-LAWS

                                       of

                               WERNER LADDER INC.

                            (A Delaware corporation)





                              Dated March 29, 2000






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                                      INDEX

                                     BY-LAWS



                                    ARTICLE I
                                   STOCKHOLDERS...........................  1
Section 1.01.  Annual Meetings............................................  1
               ---------------
Section 1.02.  Special Meetings...........................................  1
               ----------------
Section 1.03.  Notice Of Annual and Special Meetings......................  1
               -------------------------------------
Section 1.04.  Quorum.....................................................  1
               ------
Section 1.05.  Voting.....................................................  2
               ------
Section 1.06.  Procedure at Stockholders' Meetings........................  2
               -----------------------------------
Section 1.07.  Action Without Meeting.....................................  2
               ----------------------

                                   ARTICLE II
                                   DIRECTORS .............................  2
Section 2.01.  Number, Election and Term of Office........................  2
               -----------------------------------
Section 2.02.  Chairman of the Board....................................... 3
               ---------------------
Section 2.03.  Annual Meeting.............................................. 3
               --------------
Section 2.04.  Regular Meetings...........................................  3
               ----------------
Section 2.05.  Special Meetings...........................................  3
               ----------------
Section 2.06.  Notice of Annual and Special Meetings......................  3
               -------------------------------------
Section 2.07.  Quorum and Manner of Acting................................  3
               ---------------------------
Section 2.08.  Action Without Meeting.....................................  4
               ----------------------
Section 2.09.  Participation by Conference Telephone......................  4
               -------------------------------------
Section 2.10.  Resignations...............................................  4
               ------------
Section 2.11.  Removal of Directors.......................................  4
               --------------------
Section 2.12.  Vacancies..................................................  4
               ---------
Section 2.13.  Compensation of Directors..................................  4
               -------------------------
Section 2.14.  Committees.................................................  4
               ----------
Section 2.15.  Personal Liability of Directors............................  5
               -------------------------------

                                   ARTICLE III
                              OFFICERS AND EMPLOYEES......................  5
Section 3.01.  Executive Officers.........................................  5
               ------------------
Section 3.02.  Additional Officers; Other Agents and Employees............  5
               -----------------------------------------------
Section 3.03.  The President..............................................  5
               -------------
Section 3.04.  The Vice Presidents........................................  5
               -------------------
Section 3.05.  The Secretary and Assistant Secretaries....................  6
               ---------------------------------------
Section 3.06.  The Treasurer and Assistant Treasurers.....................  6
               --------------------------------------
Section 3.07.  Vacancies..................................................  6
               ---------
Section 3.08.  Delegation of Duties.......................................  6
               --------------------
Section 3.09.  Personal Liability of Officers, Employees and Agents.......  6
               ----------------------------------------------------



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                                   ARTICLE IV
                            SHARES OF CAPITAL STOCK........................ 7
Section 4.01.  Share Certificates.......................................... 7
               ------------------
Section 4.02.  Transfer of Shares.........................................  7
               ------------------
Section 4.03.  Transfer Agents and Registrars.............................  7
               ------------------------------
Section 4.04.  Lost, Stolen, Destroyed or Mutilated Certificates..........  7
               -------------------------------------------------
Section 4.05.  Regulations Relating to Shares.............................  7
               ------------------------------
Section 4.06.  Holders of Record..........................................  7
               -----------------
Section 4.07.  Fixing of Record Date....................................... 8
               ---------------------

                                    ARTICLE V
                             LOANS, NOTES, CHECKS,
                       CONTRACTS AND OTHER INSTRUMENTS ...................  8
Section 5.01.  Notes, Checks, etc.........................................  8
               -------------------
Section 5.02.  Execution of Instruments Generally.........................  8
               ----------------------------------
Section 5.03.  Proxies in Respect of Stock or Other Securities or Other
               --------------------------------------------------------
                                          Corporations....................  8
                                          ------------

                                   ARTICLE VI
                              GENERAL PROVISIONS........................... 9
Section 6.01.  Offices..................................................... 9
               -------
Section 6.02.  Corporate Seal.............................................. 9
               --------------
Section 6.03.  Fiscal Year................................................  9
               -----------

                                   ARTICLE VII
                        VALIDATION OF CERTAIN CONTRACTS...................  9


                                  ARTICLE VIII
                   INDEMNIFICATION OF DIRECTORS AND OFFICERS..............  9

                                   ARTICLE IX
                                  AMENDMENTS.............................. 10
                                      INDEX




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                               WERNER LADDER INC.

                                     By-Laws

                                    ARTICLE I
                                  STOCKHOLDERS

                  SECTION 1.01. ANNUAL MEETINGS. Annual meetings of the stockholders shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors shall determine and as set forth in the notice of the meeting.

                        SECTION 1.02. SPECIAL MEETINGS. Special meetings of the stockholders may be called at any time, for the purpose or purposes set forth in the call, by the Chairman of the Board, the President, the Board of Directors or the holders of at least one-fifth of all the shares outstanding and entitled to vote thereat, by delivering a written request to the Secretary. At any time, upon the written request of any person or persons who have duly called a special meeting, it shall be the duty of the Secretary to fix the date of the meetings, to be held not more than 75 days after receipt of the request, and to give due notice thereof. Special meetings shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors shall determine and as set forth in the notice of the meeting.

                  SECTION 1.03. NOTICE OF ANNUAL AND SPECIAL MEETINGS. Except as otherwise expressly required by law, notice of each meeting of stockholders, whether annual or special, shall be given at least 5 and not more than 60 days prior to the date on which the meeting is to be held to each stockholder of record entitled to vote thereat by delivery of a notice thereof to him personally or by sending a copy thereof through the mail or by telecommunication equipment, charges prepaid, to his address appearing on the records of the Corporation. Each such notice shall specify the place, day and hour of the meeting and, in the case of a special meeting, shall briefly state the purpose or purposes for which the meeting is called. A written waiver of notice, signed by the person or persons entitled to such notice, whether before or after the date and time fixed for the meeting shall be deemed the equivalent of such notice. Neither the business to be transacted at nor the purpose of the meeting need be specified in a waiver of notice of such meeting.

                  SECTION 1.04. QUORUM. A stockholders' meeting duly called shall not be organized for the transaction of business unless a quorum is present. At any meeting the presence in person or by proxy of stockholder entitled to cast at least a majority of the votes which all stockholders are entitled to cast on the particular matter shall constitute a quorum for the purpose of considering such matter, except as otherwise expressly provided by law or by the Certificate of Incorporation or By-Laws of the Corporation. The stockholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. If a meeting cannot be organized because a quorum has not attended, those present may adjourn the meeting from time to time to such time (not more than 30 days after the next previous adjourned meeting) and place as they may determine, without notice other than by announcement at the meeting of the time and place of the adjourned meeting; and in the case of any meeting called for the election of directors, those who attend the second of such adjourned meetings, although entitled to cast less than a majority of the votes entitled to be cast on any matter to be considered at the meeting, shall nevertheless constitute a quorum for the purpose of electing directors.


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                  SECTION 1.05. VOTING. At every meeting of stockholders, each holder of record of issued and outstanding stock of the Corporation entitled to vote at such meeting shall be entitled to vote in person or by proxy and, except where a date has been fixed as the record date for the determination of stockholders entitled to notice of or to vote at such meeting, no holder of record of a share of stock which has been transferred on the books of the Corporation within 10 days next preceding the date of such meeting shall be entitled to notice of or to vote at such meeting in respect of such share so transferred. Resolutions of the stockholders shall be adopted, and any action of the stockholders at a meeting upon any matter shall be taken and be valid, only if at least a majority of the votes cast with respect to such resolutions or matter are cast in favor thereof, except as otherwise expressly provided by law or by the Certificate of Incorporation or By- Laws of the Corporation. The Chairman of the Board (if one has been elected and is present) shall be chairman, and the Secretary (if present) shall act as secretary, at all meetings of the stockholders. In the absence of the Chairman of the Board, the President shall be chairman; and in the absence of both of them, the chairman shall be designated by the Board of Directors or if not so designated shall be elected by the stockholders present; and in the absence of the Secretary, an Assistant Secretary shall act as secretary of the meeting.

                  SECTION 1.06. PROCEDURE AT STOCKHOLDERS' MEETINGS. The organization of each meeting of the stockholders, the order of business thereat and all matters relating to the manner of conducting the meetings shall be determined by the chairman of the meeting, whose decisions may be overruled only by majority vote (which shall not be by ballot) of the stockholders present and entitled to vote at the meeting in person or by proxy. Meetings shall be conducted in a manner designed to accomplish the business of the meeting in a prompt and orderly fashion and to be fair and equitable to all stockholders, but it shall not be necessary to follow Roberts' Rules of Order or any other manual of parliamentary procedure.

                  SECTION 1.07. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and such written consent is filed with the minutes of proceedings of the stockholders. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.


                                   ARTICLE II
                                    DIRECTORS

                  SECTION 2.01. NUMBER, ELECTION AND TERM OF OFFICE. The number of directors which shall constitute the full Board of Directors shall be determined by resolution of the board of directors or by the stockholders at the annual meeting provided, however, that in no event shall the number of directors be less than three or more than eleven. Each director shall hold office for the term for which he is elected and thereafter until his successor is duly elected or until his prior death, resignation or removal. Directors need not be stockholders.




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                  SECTION 2.02. CHAIRMAN OF THE BOARD. The Board of Directors
shall elect a Chairman of the Board. The Chairman when present shall preside at all meetings of the shareholders and of the Board of Directors.

                  SECTION 2.03. ANNUAL MEETING. Annual Meetings of the Board of Directors shall be held each year at the same place as and immediately after the annual meeting of stockholders, or at such other place and time as shall theretofore have been determined by the Board. At its regular annual meeting, the Board of Directors shall organize itself and elect the officers of the Corporation for the ensuing year, and may transact any other business.

                  SECTION 2.04. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held at such intervals and at such time and place as shall from time to time be determined by the Board. After there has been such determination and notice thereof has been once given to each person then a member of the Board of Directors, regular meetings may be held at such intervals and time and place without further notice being given.

                  SECTION 2.05. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called at any time by the Board, by the Chairman of the Board, by the President or by any two directors to be held on such day and at such time and place as shall be specified by the person or persons calling the meeting.

                  SECTION 2.06. NOTICE OF ANNUAL AND SPECIAL MEETINGS. Except as otherwise expressly required by law, notice of the annual meeting of the Board of Directors need not be given. Except as otherwise expressly required by law, notice of every special meeting of the Board of Directors specifying the place, date and time thereof shall be given to each director either by being mailed on at least the third day prior to the date of the meeting or by being sent by telecommunications equipment or given personally or by telephone at least 24 hours prior to the time of the meeting. A written waiver of notice of a special meeting, signed by the person or persons entitled to such notice, whether before or after the date and time stated therein fixed for the meeting, shall be deemed the equivalent of such notice, and attendance of a director at a meeting shall constitute a waiver of notice of such meeting except when the director attends the meeting for the express purpose of objecting, when he enters the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of the meeting need be specified in a waiver of notice of such meeting.

                  SECTION 2.07. QUORUM AND MANNER OF ACTING. At all meetings of the Board of Directors, except as otherwise expressly provided by law or by the Certificate of Incorporation or By-Laws of the Corporation, the presence of a majority of the full Board shall be necessary and sufficient to constitute a quorum for the transaction of business. If a quorum is not present at any meeting, the meeting may be adjourned from time to time by a majority of the directors present until a quorum as aforesaid shall be present, but notice of the time and place to which such a meeting is adjourned shall be given to any directors not present either by being sent by telecommunications equipment or given personally or by telephone at least 8 hours prior to the date of reconvening. Resolutions of the Board of Directors shall be adopted, and any action of the Board at a meeting upon any matter shall be taken and be valid, only with the affirmative vote of at least a majority of the directors present at the meeting, except as otherwise provided herein. The Chairman of the Board (if one has been elected and is present) shall be chairman, and the Secretary (if present) shall act as secretary, at all meetings of the Board. In the absence of the Chairman of the Board, the President shall be chairman, and in the absence of both of them the directors present shall select a

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member of the Board of Directors to be chairman; and in the absence of the
Secretary and Assistant Secretary, the chairman of the meeting shall designate any person to act as secretary of the meeting.

                  SECTION 2.08. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a consent in writing, setting forth the actions so taken, shall be signed by all members of the Board or such committees, as the case may be, and such written consent is filed with the minutes of the Board or committee.

                  SECTION 2.09. PARTICIPATION BY CONFERENCE TELEPHONE. Members of the Board of Directors of the Corporation, or any committee designated by the Board, may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

                  SECTION 2.10. RESIGNATIONS. A director may resign by submitting his written resignation to the Chairman of the Board (if one has been elected) or the Secretary. Unless otherwise specified therein, the resignation of a director need not be accepted to make it effective and shall be effective immediately upon its receipt by such officer or as otherwise specified therein. If the resignation of a director specifies that it shall be effective at some time later than receipt, until that time the resigning director shall be competent to act on all matters before the Board of Directors, including filling the vacancy caused by such resignation.

                  SECTION 2.11. REMOVAL OF DIRECTORS. The entire Board of Directors or any individual director may be removed at any time for cause or without cause by the holders of a majority of the shares then entitled to vote at an election of directors. The vacancy or vacancies caused in the Board of Directors by such removal may but need not be filled by such stockholders at the same meeting or at a special meeting of the stockholders called for that purpose.

                  SECTION 2.12. VACANCIES. Any vacancy that shall occur in the Board of Directors by reason of death, resignation, removal, increase in the number of directors or any other cause whatever shall, unless filled as provided in Section 2.11 of this Article II, be filled by a majority of the then members of the Board, whether or not a quorum, and each person so elected shall be a director until he or his successor is elected by the stockholders at a meeting called for the purpose of electing directors, or until his prior death, resignation or removal.

                  SECTION 2.13. COMPENSATION OF DIRECTORS. The Corporation may allow compensation to its directors for their services, as determined from time to time by resolution adopted by the Board of Directors.

                  SECTION 2.14. COMMITTEES. The Board of Directors may, by resolution adopted by a majority of the full Board, designate one or more committees consisting of directors to have and exercise such authority of the Board in the management of the business and affairs of the Corporation as the resolution of the Board creating such committee may specify and as is otherwise permitted by law. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of such absent or disqualified member.

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                  SECTION 2.15.  PERSONAL LIABILITY OF DIRECTORS.
                  ------------   -------------------------------

                  (a) To the fullest extent that the laws of the State of Delaware, as the same exist or may hereafter be amended, permit elimination of the personal liability of directors, no director of this Corporation shall be personally liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

                  (b) The provisions of this Section 2.15 shall be deemed to be a contract with each director of this Corporation who serves as such at any time while this Section 2.15 is in effect, and each such director shall be deemed to be serving as such in reliance on the provisions of this Section 2.15. Any amendment or repeal of this Section 2.15 or adoption of any By-Law of this Corporation or other provision of the Certificate of Incorporation of this Corporation which has the effect of increasing director liability shall operate prospectively only and shall not affect any action taken, or any failure to act, by a director of this Corporation prior to such amendment, repeal, By-Law or other provision becoming effective.


                                   ARTICLE III
                             OFFICERS AND EMPLOYEES

                  SECTION 3.01. EXECUTIVE OFFICERS. The Executive Officers of the Corporation shall be the President, a Secretary and a Treasurer, and may include one or more Vice Presidents as the Board of Directors may from time to time determine, all of whom shall be elected by the Board of Directors. Any two or more offices may be held by the same person. Each Executive Officer shall hold office until the next succeeding annual meeting of the Board of Directors and thereafter until his successor is duly elected and qualifies, or until his earlier death, resignation or removal.

                  SECTION 3.02. ADDITIONAL OFFICERS; OTHER AGENTS AND EMPLOYEES. The Board of Directors may from time to time appoint or hire such additional officers, assistant officers, agents, employees and independent contractors as the Board deems advisable; and the Board or the President shall prescribe their duties, conditions of employment and compensation. Subject to the power of the Board of Directors, the President may employ from time to time such other agents, employees, and independent contractors as he may deem advisable for the prompt and orderly transaction of the business of the Corporation, and he may prescribe their duties and the conditions of their employment, fix their compensation and dismiss them, without prejudice to their contract rights, if any.

                  SECTION 3.03. THE PRESIDENT. Subject to the control of the Board of Directors, the President shall have general policy supervision of and general management and executive powers over all the property, business, operations and affairs of the Corporation, and shall see that the policies and programs adopted or approved by the Board are carried out. The President shall exercise such further powers and duties as from time to time may be prescribed in these By-Laws or by the Board of Directors.

                  SECTION 3.04. THE VICE PRESIDENTS. The Vice Presidents may be given by resolution of the Board of Directors general executive powers, subject to the control of the President, concerning one or more or all segments of the operations of the Corporation. The Vice Presidents shall exercise such further powers and duties as from time to time may be prescribed in these By-Laws or by the Board of Directors or by the President. At the request of the President or in his absence or disability, the senior Vice President shall exercise all the powers and duties of the President.

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                  SECTION 3.05. THE SECRETARY AND ASSISTANT SECRETARIES. It
shall be the duty of the Secretary (a) to keep or cause to be kept an original or duplicate record of the proceedings of the stockholders and the Board of Directors, and a copy of the Certificate of Incorporation and of the By-Laws;
(b) to attend to the giving of notices of the Corporation as may be required by law or these By-Laws; (c) to be custodian of the corporate records and of the seal of the Corporation and see that the seal is affixed to such documents as may be necessary or advisable; (d) to have charge of the stock books of the Corporation, and a share register, giving the names of the stockholders in alphabetical order, and showing their respective addresses, the number and classes of shares held by each, the number and date of certificates issued for the shares, and the date of cancellation of every certificate surrendered for cancellation; and (e) to exercise all powers and duties as may be prescribed by the Board of Directors or by the President from time to time. The Secretary by virtue of his office shall be an Assistant Treasurer. The Assistant Secretaries shall assist the Secretary in the performance of his duties and shall also exercise such further powers and duties as from time to time may be assigned to them by the Board of Directors, the President or the Secretary. At the direction of the Secretary or in his absence or disability, an Assistant Secretary shall perform the duties of the Secretary.

                  SECTION 3.06. THE TREASURER AND ASSISTANT TREASURERS. The Treasurer shall have custody of all the funds and securities of the Corporation. He shall collect all moneys due the Corporation and deposit such moneys to the credit of the Corporation in such banks, trust companies, or other depositories as may have been duly designated by the Board of Directors. He shall endorse for collection on behalf of the Corporation checks, notes, drafts and other documents, and may sign and deliver receipts, vouchers and releases of liens evidencing payments made to the Corporation. Subject to Section 5.01 of these By-Laws, he shall cause to be disbursed the funds of the Corporation by payment in cash or by checks or drafts upon the authorized depositories of the Corporation. He shall have charge of the books and accounts of the Corporation. He shall perform all acts incident to the office of Treasurer and such other duties as may be assigned to him by the Board of Directors. The Treasurer by virtue of his office shall be an Assistant Secretary. The Assistant Treasurers shall assist the Treasurer in the performance of his duties and shall also exercise such further powers and duties as from time to time may be assigned to them by the Board of Directors, the President or the Treasurer. At the direction of the Treasurer or in his absence or disability, an Assistant Treasurer shall perform the duties of the Treasurer.

                  SECTION 3.07. VACANCIES. Vacancy in any office or position by reason of death, resignation, removal, disqualification, disability or other cause, shall be filled in the manner provided in this Article III for regular election or appointment to such office.

                  SECTION 3.08. DELEGATION OF DUTIES. The Board of Directors may in its discretion delegate from the time being the powers and duties, or any of them, of any officer to any other person whom it may selection.

                  SECTION 3.09. PERSONAL LIABILITY OF OFFICERS, EMPLOYEES AND AGENTS. The Corporation shall indemnify its officers, employees and agents to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, or any successor provision of Delaware law.





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                                   ARTICLE IV
                             SHARES OF CAPITAL STOCK

                  SECTION 4.01. SHARE CERTIFICATES. Every holder of stock in the Corporation shall be entitled to a certificate or certificates, to be in such form as the Board of Directors may from time to time prescribe, signed by the President or any Vice President and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary. The signatures of such officers may be facsimiles. Each such certificate shall set forth the name of the registered holder thereof, the number and class of shares and the designation of the series, if any, which the certificate represents. The Board of Directors may, if it so determines, direct that certificates for shares of stock of the Corporation be signed by a transfer agent or registered by a registrar or both, in which case such certificates shall not be valid until so signed or registered.

                  In the case of any officer of the Corporation who shall have signed, or whose facsimile signature shall have been used on, any certificate for shares of stock of the Corporation shall cease to be such officer, whether because of death, resignation, removal or otherwise, before such certificate shall have been delivered by the Corporation, such certificate shall nevertheless be deemed to have been adopted by the Corporation and may be issued and delivered as though the person who signed such certificate or whose facsimile signature shall have been used thereon had not ceased to be such officer.

                  SECTION 4.02. TRANSFER OF SHARES. Transfer of shares of stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof or by his attorney thereunto authorized by an instrument duly executed and filed with the Corporation, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by properly executed stock powers and evidence of the payment of all taxes imposed upon such transfer. Except as provided in Section 4.04 of this Article IV, every certificate surrendered for transfer shall be canceled and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled.

                  SECTION 4.03. TRANSFER AGENTS AND REGISTRARS. The Board of Directors may appoint any one or more qualified banks, trust companies or other corporations organized under any law of any state of the United States or under the laws of the United States as agent or agents for the Corporation in the transfer of the stock of the Corporation and likewise may appoint any one or more such qualified banks, trust companies or other corporations as registrar or registrars of the stock of the Corporation.

                  SECTION 4.04. LOST, STOLEN, DESTROYED OR MUTILATED CERTIFICATES. New certificates for shares of stock may be issued to replace certificates lost, stolen, destroyed or mutilated upon such terms and conditions, which may but need not include the giving of a satisfactory bond or other indemnity, as the Board of Directors may from time to time determine.

                  SECTION 4.05. REGULATIONS RELATING TO SHARES. The Board of Directors shall have power and authority to make such rules and regulations not inconsistent with these By-Laws or with law as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of stock of the Corporation.

                  SECTION 4.06. HOLDERS OF RECORD. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder and owner in fact thereof and shall not be bound to

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



recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the laws of the State of Delaware.

                  SECTION 4.07. FIXING OF RECORD DATE. The Board of Directors may fix a time, not less than 10 or more than 60 days prior to the date of any meeting of stockholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the stockholders entitled to notice of, or to vote at, any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares. In such case, only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date fixed as aforesaid.


                                    ARTICLE V
                              LOANS, NOTES, CHECKS,
                         CONTRACTS AND OTHER INSTRUMENTS

                  SECTION 5.01. NOTES, CHECKS, ETC. All notes, drafts, acceptances, checks, endorsements (other than for deposit) and all evidences of indebtedness of the Corporation whatsoever shall be signed by such officers or agents and shall be subject to such requirements as to countersignature or other conditions as the Board of Directors from time to time may designate. Facsimile signatures on checks may be used unless prohibited by the Board of Directors.

                  SECTION 5.02. EXECUTION OF INSTRUMENTS GENERALLY. Except as provided in Section 5.01 of this Article V, all contracts and other instruments requiring execution by the Corporation may be executed and delivered by the President, any Vice President or the Treasurer, and authority to sign any such contracts or instruments, which may be general or confined to specific instances, may be conferred by the Board of Directors upon any other person or persons. Any person having authority to sign on behalf of the Corporation may delegate, from time to time, by instrument in writing, all or any part of such authority to any person or person if authorized so to do by Board of Directors.

                  SECTION 5.03. PROXIES IN RESPECT OF STOCK OR OTHER SECURITIES OR OTHER CORPORATIONS. Unless otherwise provided by the Board of Directors, the President may from time to time appoint an attorney or attorneys or an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation to vote or consent in respect of such stock or other securities, may instruct the person or persons so appointed as to the manner of exercising such powers and rights and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise all such written proxies or other instruments as he may deem necessary or proper in order that the Corporation may exercise its said powers and rights.




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                                   ARTICLE VI
                               GENERAL PROVISIONS

                  SECTION 6.01. OFFICES. The registered office of the Corporation shall be at 1105 North Market Street, Suite 1300, Wilmington, Delaware. The Corporation may have other offices, within or without the State of Delaware, at such place or places as the Board of Directors may from time to time determine or the business of the Corporation may require.

                  SECTION 6.02. CORPORATE SEAL. The Board of Directors shall prescribe the form of a suitable corporate seal, which shall contain the full name of the Corporation and the year and state of incorporation. Such seal may be used by causing it or a facsimile or reproduction thereof to be affixed to or placed upon the document to be sealed.

                  SECTION 6.03. FISCAL YEAR. Unless otherwise determined by the Board of Directors, the fiscal year of the Corporation shall be the calendar year.


                                   ARTICLE VII
                         VALIDATION OF CERTAIN CONTRACTS

                  SECTION 7.01. No contract or other transaction between the Corporation and another person shall be invalidated or otherwise adversely affected by the fact that any one or more stockholders, directors or officers of the Corporation -

                  (i) is pecuniarily or otherwise interested in, or is a stockholder, director, officer, or member of, such other person, or

                  (ii) is a party to, or is in any other way pecuniarily or otherwise interested in, the contract or other transaction, or

                  (iii) is in any way connected with any person pecuniarily or otherwise interested in such contract or other transaction, provided the fact of such interest shall be disclosed or known to the Board of Directors or the stockholders, as the case may be, and in any action of the stockholders or of the Board authorizing or approving any such contract or other transaction, any and every stockholder or director may be counted in determining the existence of a quorum with like force and effect as though he were not so interested, or were not such a stockholder, director, member or officer, or were not such a party, or were not so connected. Such director, stockholder or officer shall not be liable to account to the Corporation for any profit realized by him from or through any such contract or transaction approved or authorized as aforesaid. As used herein, the term "person" includes a corporation, partnership, firm, association or other legal entity.


                                  ARTICLE VIII
                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  SECTION 8.01. To the maximum extent provided by applicable law, no director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. The foregoing sentence shall not eliminate or limit the liability of a

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



director, (i) for breach of the director's duty of loyalty of the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct of a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article VIII shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

                  Directors and officers of the Corporation shall be indemnified as of right to the fullest extent now or hereafter permitted by law in connection with any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding (whether brought by or in the name of the Corporation or otherwise) arising out of their service to the Corporation or to another organization at the request of the Corporation. Persons who are not directors or officers of the Corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors of the Corporation. The Corporation may purchase and maintain insurance to protect itself and any such director, officer or other person against any liability asserted against him and incurred by him in respect of such service whether or not the Corporation would have the power to indemnify him against such liability by law or under the provisions of this Article. The provisions of this Article shall be applicable to actions, suits or proceedings commenced after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof, and to directors, officers and other persons who have ceased to render such service, and shall inure to the benefit of the heirs, executors and administrators of the directors, officers and other persons referred to in this Article.


                                   ARTICLE IX
                                   AMENDMENTS

                  SECTION 9.01. These By-Laws may be amended, altered and repealed, and new By-Laws may be adopted, by the stockholders or the Board of Directors of the Corporation at any regular or special meeting. No provision of these By-laws shall vest any property or contract right in any stockholder.



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